Exhibit 3.2


                                 ARTICLES OF AMENDMENT
                                        OF THE
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                                 PUBLIX SUPER MARKETS, INC.


                      PUBLIX SUPER MARKETS, INC., a corporation organized and
              existing under the laws of the State of Florida (the "Corporation"), in order to amend its Restated Articles of Incorporation, in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

                  1. The Amendment to the existing Restated Articles of Incorporation of Publix Super Markets, Inc. being effected hereby is that resulting from completely deleting Article III of the Restated Articles of Incorporation, as amended through the date hereof, and substituting in its place a new Article III as set forth below.

                  2. This Amendment to the Restated Articles of Incorporation was approved by the vote of a majority of the stockholders of Publix Super Markets, Inc. on the 18th day of April, 2006. All shares of stock of the Corporation are shares of common stock and there was no group entitled to vote separately.

                  3. These Articles of Amendment of the Restated Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Florida and hereafter Article III of the Restated Articles of Incorporation of the Corporation shall read as follows:

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                                     ARTICLE III
                                     -----------
                          The amount of common capital stock authorized is
                      One Billion Dollars ($1,000,000,000) divided into One Billion (1,000,000,000) shares of stock at a par value of one dollar ($1.00) per share. The holders of common capital stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional common capital stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation. The Board of Directors of this Corporation shall have the authority to acquire by purchase and hold from time to time any share of its issued and outstanding common capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interest of this Corporation.


                        **************************************


                           IN WITNESS WHEREOF, Publix Super Markets, Inc. has
              caused these Articles of Amendment of Restated Articles of Incorporation to be executed by its President and Secretary this 18th day of April, 2006.


                                           PUBLIX SUPER MARKETS, INC.



                                           By:   /s/ William E. Crenshaw
                                                 -------------------------------
                                                 William E. Crenshaw, President



                                       Attest:   /s/ John A. Attaway, Jr.
                                                 -------------------------------
                                                 John A. Attaway, Jr., Secretary


              STATE OF FLORIDA
              COUNTY OF POLK

                  The   foregoing   instrument   was   acknowledged   before  me
              this   18th  day  of   April,   2006  by WILLIAM E. CRENSHAW and
              JOHN A. ATTAWAY, JR., President and Secretary respectively of PUBLIX SUPER MARKETS, INC., a Florida corporation, on behalf of said corporation, who are personally known to me.

                                           /s/ Elizabeth S. Whatley
                                           --------------------------------
                                           Notary Public - State of Florida

                                           Elizabeth S. Whatley
                                           MY COMMISSION # DD129720 EXPIRES
                                           September 8, 2006
                                           BONDED THRU TROY FAIN INSURANCE, INC.
                                           -------------------------------------
                                           Printed Name             Commission #
                                           Commission Expiration Date